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                                                                    Exhibit 23.4

[GILBERT LAUSTSEN JUNG LOGO] Gilbert Laustsen Jung
                             Associates Ltd.  Petroleum Consultants
                             4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 (403) 266-9500 Fax (403) 262-1855




                               LETTER OF CONSENT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, pertaining to the 4.75% Contingent Convertible Senior Notes Due November 15, 2023 of Calpine Corporation, of our report included in Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 regarding Calpine Corporation's estimated Canadian proved reserves and to the references to this firm included in such Report.


                                        Yours truly,



                                        GILBERT LAUSTSEN JUNG
                                        ASSOCIATES LTD.


                                        ORIGINALLY SIGNED BY
                                        Myron J. Hladyshevsky, P. Eng.
                                        Vice-President

Calgary, Alberta
June 10, 2004